UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005

HORIZON LINES HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-123681	55-0816583
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 16, 2005, Horizon Lines, LLC (“Horizon Lines”), an indirect subsidiary of Horizon Lines Holding Corp., entered into an employment agreement with M. Mark Urbania, Senior Vice President, Finance and Administration of Horizon Lines, which amended and restated his prior employment agreement dated July 7, 2004. Mr. Urbania’s amended and restated employment agreement expires on December 15, 2005, unless earlier terminated pursuant to its provisions, and automatically extends for successive one-year terms unless either party provides notice of non-extension at least 90 days prior to the expiration of the term. Mr. Urbania’s agreement provides for an initial base salary of $288,000, subject to increase as determined by the board of directors or compensation committee of Horizon Lines, Inc., the indirect parent of Horizon Lines, or if requested by the board of directors or compensation committee of Horizon Lines, Inc. in writing, the board of directors of Horizon Lines (or a duly authorized committee thereof), and an annual discretionary bonus of between 30% and 102% of his annual base salary under the cash incentive plan of Horizon Lines, depending on the extent to which the company-level performance targets set forth in such cash incentive plan, as then in effect, are achieved or exceeded, the extent to which Mr. Urbania achieves or exceeds his personal performance objectives established in light of his position at Horizon Lines (including Mr. Urbania’s development of strategies to capitalize on potential business opportunities and enhance customer service and enhance operational efficiency, and the successful implementation by Horizon Lines of initiatives required by the Sarbanes-Oxley Act) and the satisfaction of other criteria that from time to time may be established by the board of directors or compensation committee of Horizon Lines, Inc., or if requested by the board of directors or compensation committee of Horizon Lines, Inc. in writing, the board of directors of Horizon Lines (or a duly authorized committee thereof). As of the date hereof, no such other criteria have been established. No bonus will be paid if the company-wide performance thresholds under the plan are not met or Mr. Urbania fails to substantially meet his personal performance objectives under the plan. Mr. Urbania is also entitled to participate in employee benefit plans applicable to the senior officers of Horizon Lines and reimbursement for all reasonable travel and other business expenses.

On September 16, 2005, Horizon Lines entered into an employment agreement with John V. Keenan, Senior Vice President and Chief Operating Officer of Horizon Lines. Mr. Keenan’s employment agreement expires on June 15, 2006, unless earlier terminated pursuant to its provisions, and automatically extends for successive one-year terms unless either party provides notice of non-extension at least 90 days prior to the expiration of the term. Mr. Keenan’s agreement provides for an initial base salary of $243,000, subject to increase as determined by the board of directors or compensation committee of Horizon Lines, Inc., or, if requested by the board of directors or compensation committee of Horizon lines, Inc. in writing, the board of directors of Horizon Lines (or a duly authorized committee thereof), and an annual discretionary bonus of between 30% and 102% of his annual base salary under the cash incentive plan of Horizon Lines, depending on the extent to which the company-level performance targets set forth in such cash incentive plan, as then in effect, are achieved or exceeded, the extent to which Mr. Keenan achieves or exceeds his personal performance objectives established in light of his position at Horizon Lines (including Mr. Keenan’s development of strategies to capitalize on potential business opportunities, improve safety, and enhance customer service and operational efficiency) and the satisfaction of other criteria that from time to time may be established by the board of directors or compensation committee of Horizon Lines, Inc. or, if requested by the board or compensation committee of Horizon Lines, Inc. in writing, the board of directors of Horizon Lines (or a duly authorized committee thereof). As of the date hereof, no such other criteria have been established. No bonus will be paid if the company-wide performance thresholds under the plan are not met or Mr. Keenan fails to substantially meet his personal performance objectives under the plan. Mr. Keenan is also entitled to participate in employee benefit plans applicable to the senior officers of Horizon Lines and reimbursement for all reasonable travel and other business expenses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES HOLDING CORP.
(Registrant)

Date: September 22, 2005	By:	/S/ M. MARK URBANIA
M. Mark Urbania
Senior Vice President, Chief Financial Officer
and Assistant Secretary

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